EXHIBIT 10.16
$2,500,000
PROMISSORY NOTE
(Non-Revolving, Balloon Payment)

Las Vegas, Nevada
Made and effective as of
August 25, 2009

1.           Principal Obligation and Interest.

Shea Mining & Milling, LLC, a Nevada limited liability company (“Borrower”), unconditionally promises to pay to NJB Mining, Inc., an Arizona corporation (“Lender”), or order at its office located at 10751 N. Frank Lloyd Wright Blvd., Suite 101, Scottsdale, Arizona 85259, or at such other place as Lender may designate in writing, in currently available funds of the United States, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), or so much as shall be advanced thereof, together with interest on the unpaid principal at the interest rate described below.  Notwithstanding the foregoing, Borrower acknowledges that the amount of the advances made under this Note will be subject to the limitations set forth in the Loan Agreement (defined below).  The interest rate for this Note shall be calculated on the basis of a three hundred sixty five (365)/three hundred sixty (360) day year.  Whenever there is a default by Borrower under this Note, the interest rate on the unpaid principal balance shall, at the option of Lender, be at the Default Rate (defined and set forth below).

2.           Repayment.

(a)          Interest under this Note will accrue at the rate of seven and one-half percent (7.50%) per annum commencing on the effective date of this Note.

(b)         The total outstanding principal balance due under this Note, and all accrued and unpaid interest and other fees due hereunder, shall be due and payable on the earlier of (i) the one (1) year anniversary of the effective date hereof, (ii) the date on which operation of the mill commonly identified as “Miller Mill” located on the Property (as defined in the Loan Agreement) has commenced, or (iii) the date on which Hazardous Materials (as defined in the Loan Agreement) including, without limitation, cyanide or mercury are brought onto the Property for use or stored for use in the milling process (the “Maturity Date”).

(c)          All payments received under this Note shall be applied first to the payment of all fees due hereunder, accrued interest and the balance shall be applied to principal.  Borrower shall make payments required hereunder to Lender’s office indicated in Section 1, or at a different place if required by Lender.

3.           Prepayment Provision.

There is no prepayment premium hereunder.

4.           Security.

This Note is secured by a first position Deed of Trust and Security Agreement With Assignment of Rents and Fixture Filing of even date herewith to be filed in the Esmeralda County, Nevada Recorder’s Office (the “Deed of Trust”), and is governed by the terms of a Term Loan Agreement of even date herewith (the “Loan Agreement”).  Without limiting the foregoing, Lender may execute and file with the appropriate governmental or regulatory agency security filings evidencing its security interest in any collateral pledged in connection with this Note.

5.           Default and Acceleration.

The principal unpaid balance, plus accrued interest, shall, at the option of Lender or any holder of this Note, become due and payable without notice or demand upon the happening of any one or more of the Events of Default defined in the Loan Agreement.  In the event that any amount due under this Note is reduced to judgment, or if Borrower fails to make any payment provided for in this Note when due, after the expiration of all applicable cure periods, or if any of the other Events of Default described above shall occur and such Event of Default is not cured as allowed by the Loan Agreement, Lender, or any holder of this Note, may, at its option declare the unpaid balance of principal and the accrued unpaid interest due and payable although the time of maturity as expressed herein shall not have arrived, and, regardless whether Lender so accelerates, the total of the unpaid balance of principal and the then accrued and unpaid interest shall then begin accruing interest at the rate stated in Section 2, plus five percent (5.00%) per annum (the “Default Rate”), until such time as the Event of Default in question has been cured.  At that time, the interest rate will revert to that rate provided in Section 2.  Borrower acknowledges that the effect of this Default Rate provision could operate to compound some of the interest obligations due, and Borrower hereby expressly consents to such compounding should it occur and to the compounding of interest in general (to the full extent allowed by Nevada Revised Statutes (“NRS”) Section 99.050).  In addition to the Default Rate, and all other fees due hereunder, for each payment not made within ten (10) days of the due date therefor, Borrower will pay Lender a late fee equal to ten percent (10%) of the payment due.

6.           Attorneys’ Fees and Costs.

Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or an attorney be retained by Lender for collection, Borrower agrees to pay, in addition to the principal and interest due hereon, all attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of this Note and/or enforcement of Lender’s rights with respect to the administration, supervision, preservation or protection of, or realization upon, any property securing payment hereof, whether or not an action is filed in connection therewith.

7.           Costs.

Borrower agrees to pay all of Lender’s actual out of pocket costs in connection with this Note including, without limitation, title fees, recording fees, attorney’s fees, document fees, and other similar costs and fees.

8.           Miscellaneous.

(a)          The failure of Lender to act or to exercise any right or remedy shall not in any way affect or impair the obligations of Borrower to Lender, or constitute a waiver by Lender of, or otherwise affect any of, Lender’s rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note.

(b)          The invalidity or unenforceability of any one or more provisions of this Note shall in no way affect the other provisions.

(c)          Borrower waives presentment, demand for payment, dishonor, notice of dishonor,  protest, notice of protest, notice of nonpayment and any other notice or formality and any right of offset.

(d)         All titles used in this Note are intended solely for convenience and reference; said titles shall not affect any terms, provisions, or meanings of this Note.

(e)          No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Lender, and then only to the extent therein specifically set forth.

(f)          All rights and remedies provided to Lender or the holder of this Note shall be cumulative and shall be in addition to all other rights and remedies provided at law or in equity and all such rights and remedies may be exercised singly, successively and/or concurrently.

(g)         Time is of the essence hereof.

(h)         The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Note.

(i)          All notices given to or made upon Borrower shall be deemed to have been given or made when deposited in the U.S. Mail and addressed to Borrower at the address stated in the Deed of Trust.

(j)          All cure periods provided herein shall run concurrently with any applicable statutory cure periods.

(k)         Borrower and Lender hereby waive their respective rights to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Note, the Deed of Trust, the Loan Agreement or the other Security Documents (defined in the Loan Agreement).  This waiver is a knowing, intentional and voluntary waiver made by Borrower and Lender, and Borrower acknowledges that neither Lender nor any person acting on behalf of Lender has made any representations of fact to induce this waiver of trial by jury on in any way to modify or nullify its effect.  Borrower and Lender acknowledge that this waiver is a material inducement to enter into a business relationship, that each of them has already relied on this waiver and that each of them will continue to rely on this waiver.

(l)          To the extent that any Borrower is determined by a court of competent jurisdiction to be a guarantor or surety hereunder, such party hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and sureties generally and agrees not to assert or take advantage of any such rights or remedies, including, without limitation: (i) any right provided by NRS Section 40.430, or any other statute or decision, to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against a guarantor or surety, or any right to require the marshaling of assets;  (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (iii) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or any guarantor or surety or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender as collateral or in connection with any indebtedness hereby guaranteed; (iv) any defense based upon an election of remedies by Lender, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which may destroy or otherwise impair the subrogation rights of any guarantor or surety or the right of any guarantor or surety to proceed against Borrower for reimbursement, or both (or any defense based upon any statute or rule of law which provides that the obligation of a guarantor or surety must be neither larger in amount nor in other respects more burdensome than that of the principal).

(m)         Borrower represents that all necessary corporate action on the part of Borrower has been taken to, and the individuals executing on behalf of Borrower  (each of them) has the full power, authority and legal right to, execute and deliver, and to perform and observe the provisions of this Note and to carry out the transactions contemplated hereby.

9.           Loan Agreement.

If there is any conflict between the terms of this Note and the Loan Agreement, the terms of the Loan Agreement will control.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed effective the date and place above written.

BORROWER:

SHEA MINING & MILLING, LLC,
a Nevada limited liability company

By:	/s/ Christopher Boll
Christopher Boll, its Managing Member

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